Exhibit 4.2
AMENDED AND RESTATED
SHAREHOLDERS’ AGREEMENT
THIS AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (this “Agreement” or “Shareholders’ Agreement”) dated as of March 5, 2025 (the “Effective Date”), by and among MicroTransponder, Inc., a Delaware corporation (the “Corporation”), and the Shareholders (as hereinafter defined).
WITNESSETH:
WHEREAS, certain of the Shareholders (the “Existing Shareholders”) and the Corporation are parties to a certain Shareholders’ Agreement, dated April 30, 2007, as amended and restated on June 15, 2007, as amended and restated on July 23, 2007, as amended and restated on April 21, 2008, as amended and restated on January 23, 2009, as amended and restated on March 3, 2010, as amended and restated on April 22, 2013, as amended and restated on September 15, 2015, as amended and restated on November 8, 2017 and as amended and restated on June 3, 2022 (the “Prior Agreement”);
WHEREAS, the Corporation and certain of the Shareholders are parties to the Purchase Agreement pursuant to which the Corporation has agreed to sell, and such Shareholders have agreed to purchase, shares of the Corporation’s Series F Preferred Stock;
WHEREAS, pursuant to Section 20 of the Prior Agreement, the written consent of (i) the Corporation, (ii) the holders of 66% of the shares of Common Stock and Preferred Stock held by the Shareholders (as defined in the Prior Agreement), voting together as a single class and on an as converted to Common Stock basis, (iii) the Significant Shareholders (as defined in the Prior Agreement) holding 66% of the shares of Common Stock and Preferred Stock held by the Significant Shareholders, voting together as a single class and on an as converted to Common Stock basis, (iv) the Significant Shareholders holding a majority of the Preemptive Rights Holder Shares (as defined in the Prior Agreement) held by the Significant Shareholders, (v) Exceller Hunt Microtransponder 2017, LP, (vi) TJC Thanksgiving Trust, (vii) USVP (as defined in the Prior Agreement), (viii) Osage University Partners III, LP and (ix) the Requisite Series E-2 Holders (as defined in the Prior Agreement) (the “Requisite Shareholders”) is required to (a) amend the Prior Agreement and (b) waive any and all preemptive rights of the Existing Shareholders provided pursuant to Section 5 of the Prior Agreement;
WHEREAS, the undersigned represent the Requisite Shareholders, and such Existing Shareholders desire to amend and restate the Prior Agreement as provided herein;
WHEREAS, the Corporation’s and such Shareholders’ respective obligations under the Purchase Agreement are conditioned on the execution and delivery of this Agreement; and
WHEREAS, in order to induce the Corporation to enter into the Purchase Agreement and to induce such Shareholders to invest in the Corporation’s Series F Preferred Stock pursuant to the Purchase Agreement, the parties hereto hereby agree that this Agreement shall govern the preemptive rights of the Shareholders, among other rights as set forth herein.
NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties hereby agree as follows:
SECTION 1.  Definitions. As used in this Agreement:
“Adoption Agreement” shall have the meaning ascribed to such term in Section 4(c).
“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or other investment fund now or hereafter existing that is controlled by one or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person.
“Board” or “Board of Directors” means the board of directors of the Corporation.
“Capital Stock” means: (a) shares of Common Stock and Preferred Stock (whether now outstanding or hereafter issued in any context), (b) shares of Common Stock issued or issuable upon conversion of Preferred Stock, and (c) shares of Common Stock issued or issuable upon exercise or conversion, as applicable, of stock options, warrants or other convertible securities of the Corporation, in each case now owned or subsequently acquired by any Shareholder, or such Shareholder’s successors or permitted transferees or assigns. For purposes of the determining the number of shares of Capital Stock held by a Shareholder or the number of outstanding shares of Capital Stock (or any other calculation based thereon), all shares of Preferred Stock shall be deemed to have been converted into Common Stock at the then-applicable conversion ratio; provided that, shares of Preferred Stock held by a holder thereof or are otherwise outstanding shall be counted only in clause (a) or clause (b), but not both.
“Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of the Corporation, as amended and/or restated from time to time.
“Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.
“Common Stock” means the Common Stock, par value $0.01 per share, issued by the Corporation.
“Common Stock Equivalents” means securities convertible into, or exchangeable or exercisable for, shares of Common Stock, including without limitation all rights, warrants and options granted by the Corporation to third parties or shareholders or employees or advisors of the Corporation.

“Competitor” means, in the reasonable determination of the Board of Directors, including the determination of a majority of the directors appointed pursuant to Sections 6(a)(i)-(vi), if any is disinterested and then serving, a Person that, directly or indirectly (including through any Affiliate, partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), is a competitor of the Corporation or any of its subsidiaries, but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than twenty percent (20%) of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the board of directors of any Competitor; provided that no financial investment firm or collective investment vehicle (including but not limited to USVP) shall be deemed a Competitor hereunder.
“Curnes Fund 2001” means Curnes Fund 2001, a Texas general partnership.
“GPG Entities” shall mean GPG Healthcare Opportunities Fund, LLC, GPG JCT, LLC, GPG MTI 3-17 Investment, LLC, GPG RM INVESTMENT LLC and its Affiliates.
“Micro TI” shall mean Micro TI Investment, LLC.
“Micro TI 2” shall mean Micro TI Investment 2, LLC.
“MTI Investment” shall mean MTI 2015 Investment, LLC.
“New Securities” means, collectively, equity securities of the Corporation, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.
“Offer” and “Offerees” shall have the meanings ascribed to such terms in Section 3 hereof.
“Person” shall include an individual, a corporation, a limited liability company, a partnership, a trust or any other organization or entity.
“Preferred Stock” shall mean, collectively, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock and Series F Preferred Stock.
“Purchase Agreement” shall mean that certain Series F Preferred Stock Purchase Agreement dated on or about the date hereof by and between the Corporation and the purchasers of Series F Preferred Stock set forth therein.
“Regents” shall mean the Board of Regents of the University of Texas System.
“Remaining Shareholders” means, with respect to any specific event or transaction, all of the Shareholders other than the Shareholder or Shareholders that are the subject of such event or transaction.

“Requisite Series E-2 Holders” shall mean the holders of at least 2/3rds of the outstanding shares of Series E-2 Preferred Stock or Common Stock issued upon conversion thereof except for shares of Common Stock issued upon the Special Mandatory Conversion (as defined in the Certificate of Incorporation).
“Requisite Series F Holders” shall mean the holders of at least a majority of the outstanding shares of Series F Preferred Stock or Common Stock issued upon conversion thereof except for shares of Common Stock issued upon the Special Mandatory Conversion.
“Sale”, “Sell” or “Sold” shall mean and include any sale, gift or other form of transfer, conveyance, disposal or encumbrance, whether voluntary or involuntary, including any dividend or distribution and the pledging of any security.
“Sale of the Corporation” shall mean either (1) a transaction or series of related transactions in which a Person, or group of related Persons, acquires from shareholders of the Corporation in one transaction or series or related transaction 50% of the outstanding voting power of the Corporation a (“Stock Sale”) or (2) a transaction that qualifies as a “Deemed Liquidation Event”, as defined in the Certificate of Incorporation. For the purpose of clarity 50% is not a cumulative ownership threshold number, but the minimum amount of voting power that must be transferred as part of transaction or series of related transactions to satisfy the definition.
“Securities” shall mean any and all securities of the Corporation.
“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.
“Series A Preferred Stock” means the Series A Preferred Stock, par value $0.01 per share, issued by the Corporation.
“Series B Preferred Stock” means the Series B Preferred Stock, par value $0.01 per share, issued by the Corporation.
“Series C Preferred Stock” means the Series C Preferred Stock, par value $0.01 per share, issued by the Corporation.
“Series D Preferred Stock” means the Series D Preferred Stock, par value $0.01 per share, issued by the Corporation.
“Series E-1 Preferred Stock” means the Series E-1 Preferred Stock, par value $0.01 per share, issued by the Corporation.
“Series E-2 Preferred Stock” means the Series E-2 Preferred Stock, par value $0.01 per share, issued by the Corporation.

“Series F Preferred Stock” means the Series F Preferred Stock, par value $0.01 per share, issued by the Corporation.
“Shareholders” shall mean the Persons and their respective spouses (if applicable) identified as Shareholders on Exhibit A attached hereto and any other Persons who become parties to this Agreement as “Shareholders” and their respective spouses (if applicable) pursuant to the terms of this Agreement, and the respective heirs, legal representatives, administrators and successors of each such Shareholder and such Shareholder’s spouse (if applicable).
“Significant Shareholder” shall mean (1) a Shareholder owning 5% or greater of the Capital Stock of the Corporation, excluding shares of Common Stock issued as a result of a Special Mandatory Conversion, (2) Curnes Fund 2001, (3) Exceller Hunt Microtransponder 2017, LP, (4) TJC Thanksgiving Trust, (5) Thunderhead Investments, (6) Lyda Hunt - Bunker Trust - Elizabeth H Curnes, (7) the Regents, (8) Micro TI, (9) Micro TI 2, (10) MTI Investment, (11) GPG Entities, (12) USVP, (13) Coöperatieve Gilde Healthcare VG VI U.A., and (14) Longitude Venture Partners V, L.P., in each case of (2), (3), (4), (5), (6), (7), (8), (9), (10), (11), (12), (13) and (14) so long as such Shareholder or its Affiliates continue to own any shares of Preferred Stock or Common Stock issued upon conversion thereof, but excluding shares of Common Stock issued as a result of the Special Mandatory Conversion. Notwithstanding the forgoing, no Non-Participating Purchaser (as defined in the Certificate of Incorporation) shall be a Significant Shareholder.
“Thunderhead Investments” means Thunderhead Investments, LLC, a Texas limited liability company.
“Transfer Stock” means Capital Stock owned by a Shareholder, or issued to a Shareholder, after the date hereof (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), but does not include any shares of Preferred Stock or shares of Common Stock issued or issuable upon conversion of Preferred Stock, other than shares of Common Stock issued as a result of the Special Mandatory Conversion.
“USVP” means U.S. Venture Partners XII, L.P., U.S. Venture Partners XII-A, L.P., U.S. Venture Partners Select Fund I, L.P. on its own behalf and as a nominee for U.S. Venture Partners Select Fund I-A, L.P. and its Affiliates.
“UTD” means the University of Texas at Dallas.
“Voting Stock” means any securities of the Corporation the holders of which are generally entitled to vote for members of the Board of Directors determined on an as outstanding basis, including without limitation, all shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock and Series F Preferred Stock.

SECTION 2.  Transfer Restrictions.
(a)    No Transfer Stock or any interest therein shall be Sold by any Shareholder or the Corporation in any fashion unless such Sale is made in accordance with the express terms and conditions of this Agreement. The restrictions on transfer of Transfer Stock in this Agreement are in addition to any restrictions on transfer in any other agreement applicable to such Transfer Stock.
(b)    Any Sale or attempted Sale of any Transfer Stock not made in compliance with this Agreement shall be void and of no effect.
SECTION 3.    Offer to the Corporation and the Significant Shareholders. Unless such Sale is exempted pursuant to Section 4, no Shareholder shall Sell any Transfer Stock or any interest therein to any Person, except pursuant to the provisions hereinafter set forth in this Section 3.
(a)    Any Shareholder who desires in good faith to Sell any Transfer Stock or any interest therein (such Shareholder being sometimes referred to herein as the “Selling Shareholder”), and who has received a good faith offer to purchase such Transfer Stock which said Shareholder desires to accept, shall first make a written offer (the “Offer”) to Sell such Transfer Stock to the followings Persons (“Offerees”) in the order provided in Section 3(c) below: first to the Corporation and then to the Significant Shareholders who are not the Selling Shareholder nor are Competitors (the “Non-Selling Shareholders”).
(b)    Written notice of the Offer shall be sent to the Offerees in compliance with the terms of this Agreement and shall set forth:
(i)    the number of shares of Transfer Stock and the interest therein that the Selling Shareholder desires to Sell;
(ii)    the names of any proposed purchaser(s) and a description of all material terms of the proposed Sale;
(iii)     the cash consideration per Transfer Stock to be received by the Selling Shareholder in connection with a bona fide Sale;
(iv)     the address of the Selling Shareholder at which the Offerees may give any notice required herein; and
(v)    an offer to Sell the Transfer Stock that are subject of the Offer to the Offerees pursuant to the provisions of this Agreement.
The date of the Offer shall be the first business day after the Offer has been mailed via a reputable overnight carrier to all parties entitled to receive it.
(c)    The Offerees shall have the option for 45 days following the date of the Offer, to purchase all of the Transfer Stock offered. As between the Corporation and the Non-

Selling Shareholders, the preferential right to purchase all of the Transfer Stock offered pursuant to this Section 3 shall exist in and be exercisable:
(i)    first, by the Corporation, as to any or all of such Transfer Stock, for a period of fifteen (15) days beginning with the date of the Offer;
(ii)    then any remaining Transfer Stock by the Non-Selling Shareholders in amounts described in Section 3(d), as to any of the Transfer Stock not acquired by the Corporation pursuant to Section 3(c)(i), for a period of twenty (20) days beginning with the 16th day after the date of the Offer; and
(iii)    thereafter, any remaining Transfer Stock may be purchased by the Non-Selling Shareholders who have exercised in full their respective purchase rights set forth in Section 3(c)(ii) during the period commencing on the 35st day after the date of the Offer and ending on the 45th day after the date of the Offer; provided that if more than one such fully exercising Non-Selling Shareholder desires to purchase such remaining Transfer Stock, such fully exercising Non-Selling Shareholders shall purchase such remaining Transfer Stock in amounts equal to their relative pro rata holdings of Capital Stock as of immediately prior to the Offer.
(d)    The Secretary of the Corporation shall give notice promptly to all Non-Selling Shareholders of the number of shares which may be purchased at any time by any of them at the commencement of each of the periods specified above (the “Secretary Notices”). Each Non-Selling Shareholder shall have the right to purchase a portion of remaining Transfer Stock referenced in Section 3(c)(ii) equal to the number of shares of such Transfer Stock multiplied by the result of the number of shares of Capital Stock held by such Non-Selling Shareholder divided by the number of shares of Capital Stock held by all Non-Selling Shareholders. For the purpose of the foregoing, fractional interest shall either be rounded to the nearest full share or be totaled and allocated, on a whole-share basis, by lot among the Non-Selling Shareholders that have exercised their purchase rights.
(e)    In order to exercise its right to purchase, an Offeree shall notify the Selling Shareholder within the requisite time period set forth above, assuming timely delivery of the applicable Secretary Notice. Such Offeree notices shall state the number of shares of Transfer Stock which the Offeree elects to purchase. A duplicate copy of all notices of exercise by an Offeree other than the Corporation shall be sent to the Corporation.
(f)    If, at the end of the 45 day option period provided hereunder, the Corporation and the Non-Selling Shareholders have not elected to purchase all of the Transfer Stock offered, then the Offerees shall not be entitled to purchase any of the Transfer Stock and the Selling Shareholder may Sell all, but not less than all, of the Transfer Stock to the proposed purchaser named in the Offer, on terms that are no more favorable to the proposed purchaser than the terms set forth in the Offer. If the offered Transfer Stock are not Sold within 90 days after the date of the Offer, then, before any Sale of such Transfer Stock, a new Offer covering such

Transfer Stock must be made by the Selling Shareholder in accordance with the terms of this Section 3.
(g)    The closing of the purchase of Transfer Stock by the Offeree pursuant to this Section 3 shall be at 10:00 a.m. local time at the Corporation’s office on the fifth business day after expiration of the 45 day option period referred to in the first paragraph of Section 3(c), or at such other time and place as the parties may agree.
(h)    Payment for the Transfer Stock purchased under this Section 3 by an Offeree, unless otherwise agreed between the selling and purchasing parties and except as provided below, shall be made in cash or by certified cashier’s check or wire transfer payable to the order of the Selling Shareholder or such other Person as may be designated by the Selling Shareholder.
(i)    If the consideration proposed to be paid for the Transfer Stock is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Board of Directors and as set forth in the first Secretary Notice sent to the Non-Selling Shareholders. If the Corporation or any Non-Selling Shareholder cannot for any reason pay for the Transfer Stock in the same form of non-cash consideration, the Corporation or such Non-Selling Shareholder may pay the cash value equivalent thereof, as determined in good faith by the Board of Directors and as set forth in the aforementioned Secretary Notice.
SECTION 4. Exempt Transactions.
(a)    The restrictions on the Sale of Transfer Stock hereunder shall not apply to a sale (i) of any Transfer Stock to the public in an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to a Deemed Liquidation Event (as defined in the Corporation’s Certificate of Incorporation) or (ii) in connection with a Sale of the Corporation pursuant to Section 7 below.
(b)    The restrictions on the Sale of Transfer Stock hereunder shall not prohibit:
(i)    the Sale or transfer by any Shareholder that is an individual of all or part of such Shareholder’s Transfer Stock to:
A. such Shareholder’s spouse;
B. such Shareholder’s or his or her spouse’s parents, grandparents, or siblings or any lineal descendants (natural or adopted) of the foregoing persons (collectively, “Immediate Family”);
C. a trustee, guardian or executor of such Shareholder’s estate;
D. an inter-vivos trust primarily for such Shareholder’s benefit;

E. charitable trust pursuant to a bona fide gift by the Shareholder to such trust; or
F. the estate, beneficiaries, heirs or legatees of such Shareholder on such Shareholder’s death;
G. a trust, partnership, corporation, limited liability company or other similar entity owned exclusively by such Shareholder and/or such Shareholder’s Immediate Family for the benefit of such Shareholder or such Shareholder’s Immediate Family;
(ii)    the Sale or transfer by Regents of its Transfer Stock to:
A. employees of, or consultants to, Regents or UTD (or any of its Affiliates); or
B. any departments at UTD or any of their respective Affiliates including, but not limited to, the Institute for Innovation and Entrepreneurship;
(iii)    the Sale, transfer or disposition by any Shareholder that is an entity, to such Shareholder’s Affiliate(s); or
(iv)    the Sale, transfer, or disposition by the trustee(s) on behalf of a trust to the trust’s beneficiaries.
provided, however, that, in each of the above cases provided in clause 4(b)(i), clause 4(b)(ii), clause 4(b)(iii), and clause 4(b)(iv) above, any such transferee shall receive and hold the Transfer Stock subject to the terms of this Agreement and there shall be no further transfer of such Transfer Stock except in accordance with the terms of this Agreement.
(c)    Except in connection with a transfer described in Section 4(a), any transferee of Capital Stock, regardless of the method by which said transferee acquired said Capital Stock, shall be subject to the terms of this Agreement, and shall, prior to the receipt of any of such Capital Stock, agree in writing to be bound by the terms hereof by execution of an Adoption Agreement in the form attached as Exhibit B hereto (“Adoption Agreement”). Any purported Sale or transfer which does not comply with this provision shall be null and void.
SECTION 5.  Preemptive Rights.
(a)    With respect to any issuance by the Corporation (other than an Excluded Issuance, as defined below) of New Securities, each Significant Shareholder, provided that the Board of Directors has not reasonably determined that such Significant Shareholder is a Competitor, may elect to subscribe for and purchase for the issuance price offered by the Corporation that portion of the New Securities which equals the Significant Shareholder’s Pro Rata Amount (as defined below).

(b)    The Secretary of the Corporation shall give each applicable Significant Shareholder 30 days written notice before making any sale or offering of New Securities and shall advise each such Significant Shareholder of his, her or its rights under this Section 5 to participate in such offering. The notice shall describe the price and the terms which the Corporation proposes to Sell such New Securities together with a calculation of such Shareholder’s Current Ratio and the number of New Securities such Significant Shareholder would be allowed to purchase under this Section 5 to maintain his, her or its Current Ratio after such sale was complete. Each Significant Shareholder then shall have 15 days after the date of the notice to advise the Corporation in writing whether the Shareholder will exercise his, her or its rights hereunder and to deliver payment in full for the New Securities he or she elects to purchase. At the expiration of the 15 day period, the Corporation shall promptly notify each applicable Significant Shareholder that elects to purchase all the shares available to such Significant Shareholder (each, a “Fully Exercising Shareholder”) of any other Significant Shareholder’s failure to do likewise. During the 10 day period commencing after the Corporation has given such notice, each Fully Exercising Shareholder may, by giving notice to the Corporation, elect to purchase, in addition to the number of shares specified above, up to that portion of the New Securities for which Significant Shareholders were entitled to subscribe but that were not subscribed for by the Significant Shareholders which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Common Stock Equivalents then held by such Fully Exercising Shareholder bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Common Stock Equivalents then held, by all Fully Exercising Shareholders who wish to purchase such unsubscribed shares. If a Significant Shareholder fails to deliver payment for his, her or its portion of the New Securities within the requisite time period, the Corporation shall proceed with the offering of such New Securities according to the plan described in the notice delivered to the Significant Shareholders and the Significant Shareholder failing to exercise such rights shall have no further special purchase rights under this Section 5 in connection with such offering.
(c)    If all New Securities referred to in the offering notice are not elected to be purchased or acquired as provided in Section 5(b), the Corporation may, during the 90 day period following the expiration of the period provided in Section 5(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the offering notice. If the Corporation does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Significant Shareholders in accordance with this Section 5.
(d)    The preemptive rights under this Section 5, including notice with respect thereto, may be waived by the holders of a majority the Preemptive Rights Holder Shares (as defined below) held by all Significant Shareholders. Notwithstanding the foregoing, if any Significant Shareholder (including USVP) purchases New Securities covered by such waiver (each a “Participating Investor”), then each other Significant Shareholder shall have the right to purchase up to the same percentage of its Pro Rata Amount (as defined below) of the New Securities purchased by the Participating Investor who purchased the highest percentage of its respective Current Ratio of the New Securities. A “Pro Rata Amount” of the New Securities shall be equal to (i) such Significant Shareholder’s Current Ratio multiplied by (ii) the highest percentage (up to 100%) of any Participating Investor’s Current Ratio that such Participating Investor is entitled to purchase pursuant to this Section 5. Notwithstanding anything else set forth herein, no amendment, termination or waiver of this Section 5(d) shall be effective against USVP without the prior written consent of USVP.
(e)    For purposes of this Section 5, the following definitions shall apply:
(i)    “Excluded Issuance” means (A) securities issued pursuant to a public offering of the Corporation’s securities pursuant to an effective registration statement under the Securities Act; (B) Exempted Securities (as defined in the Certificate of Incorporation); and (C) the issuance of shares of Preferred Stock pursuant to the Purchase Agreement.
(ii)    “Current Ratio” means the ratio of (A) the Preferred Stock then held by such Significant Shareholder (including shares of Common Stock issued or issuable upon conversion of the Preferred Stock, but excluding shares of Common Stock issued as a result of a Special Mandatory Conversion) and other Capital Stock of the Corporation acquired by such Significant Shareholder after the Effective Date, excluding options to acquire Common Stock (and such Common Stock) issued pursuant to the Stock Plan (as defined in the Purchase Agreement) (collectively, the “Preemptive Rights Holder Shares”), to (B) all of the Corporation’s Capital Stock (excluding shares of Common Stock issued as a result of a Special Mandatory Conversion). Capital Stock acquired by a Significant Shareholder after the Effective Date from an Affiliate of such Significant Shareholder (other than pursuant to Section 3) shall be deemed to have been acquired by such Significant Shareholder as of the date such Affiliate acquired such Capital Stock.
(f)    Each Existing Shareholder hereby (i) consents to the Corporation issuing shares of its Series F Preferred Stock pursuant to the Purchase Agreement, (ii) waives any and all rights such Existing Shareholder may have under Section 5 of the Prior Agreement to purchase any portion of the Corporation’s Series F Preferred Stock, including any of the Corporation’s Common Stock issued upon conversion thereof and (iii) acknowledges that such Existing Shareholder has received adequate notice of the Corporation’s intention to issue shares of its Series F Preferred Stock pursuant to the Purchase Agreement. The waiver shall become effective and binding on all Existing Shareholders upon the execution of this Agreement by the Requisite Shareholders.
SECTION 6.  Voting Matters.
(a)    Size and Composition of the Board. So long as this Section 6 is in effect, each Shareholder will vote all of such Shareholder’s Voting Stock and take all other necessary or desirable actions (in his, her or its capacity as a Shareholder of the Corporation), and the Corporation will take all necessary or desirable actions as are reasonably requested and are within its control to cause the Corporation’s Board of Directors to consist of nine members listed immediately below, and to cause the following persons to be elected to the Corporation’s Board unless such person declines to so serve or is unable to serve due to death or other incapacity, whether such election occurs at an annual or special meeting of the Shareholders, or by written consent in lieu thereof, and whether or not such election shall occur because of the existence of a vacancy on such Board arising for any reason whatsoever:
(i)    As the first Series A/B/C/D Director (as defined in the Certificate of Incorporation), one person designated from time to time by Exceller Hunt Microtransponder 2017, LP, for so long as such Shareholder and its Affiliates continue to own beneficially an aggregate of at least 1,550,411 shares of Preferred Stock and for so long as such Shareholder and its Affiliates are not a Non-Participating Purchaser, which number is subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like, which individual shall initially be Nelson Bunker Curnes;
(ii)     As the second Series A/B/C/D Director, one person designated from time to time by TJC Thanksgiving Trust, for so long as such Shareholder and its Affiliates continue to own beneficially an aggregate of at least 1,269,390 shares of Preferred Stock and for so long as such Shareholder and its Affiliates are not a Non-Participating Purchaser, which number is subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like, which individual shall initially be Thomas Jordan Curnes II;
(iii)     As the first Series E-2 Director (as defined in the Certificate of Incorporation), one person designated from time to time by USVP, for so long as such Shareholder and its Affiliates continue to own beneficially an aggregate of at least 1,277,365 shares of Preferred Stock and for so long as such Shareholder and its Affiliates are not a Non-Participating Purchaser, which number is subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like, which individual shall initially be Casey Tansey;
(iv)     As the second Series E-2 Director, one person designated from time to time by Osage University Partners III, LP, for so long as such Shareholder and its Affiliates continue to own beneficially an aggregate of at least 786,071 shares of Preferred Stock and for so long as such Shareholder and its Affiliates are not a Non-Participating Purchaser, which number is subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like, which individual shall initially be Bill Harrington;
(v)    As the first Series F Director (as defined in the Certificate of Incorporation), one person designated from time to time by Longitude Venture Partners V, L.P., for so long as such Shareholder and its Affiliates continue to own beneficially an aggregate of at least 949,956 shares of Preferred Stock and for so long as such Shareholder and its Affiliates are not a Non-Participating Purchaser, which number is subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like, which individual shall initially be Maxwell Bikoff;
(vi)    As the second Series F Director, one person designated from time to time by Coöperatieve Gilde Healthcare VG VI U.A, for so long as such Shareholder and its Affiliates continue to own beneficially an aggregate of at least 949,956 shares of Preferred Stock and for so long as such Shareholder and its Affiliates are not a Non-Participating Purchaser, which number is subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like, which individual shall initially be Edward Hanlon;
(vii)    As the Common Director (as defined in the Certificate of Incorporation), the Corporation’s Chief Executive Officer, who as of the date of this Agreement is Richard Foust (the “CEO Director”), provided that if for any reason the CEO Director shall cease to serve as the Chief Executive Officer of the Corporation, each of the Shareholders shall promptly vote their respective Voting Stock (i) to remove the former Chief Executive Officer of the Corporation from the Board if such person has not resigned as a member of the Board; and (ii) to elect such person’s replacement as Chief Executive Officer of the Corporation as the new CEO Director; and
(viii)    Two individuals not otherwise an Affiliate of the Corporation or of any Shareholder, who are designated by a majority of the other members of the Board, which individuals shall initially be Dana Mead and Cynthia Lucchese.
(b)    Other Voting Matters. Each Shareholder will retain at all times the right to vote the Shareholder’s Voting Stock in his, her or its sole discretion on all matters presented to the Corporation’s Shareholders for a vote other than the matters set forth in Section 6(a), Section 7 and any other applicable provision hereof, except as otherwise limited or controlled by the Corporation’s Certificate of Incorporation or Bylaws, as amended from time to time.
(c)    Non-Participating Purchasers. For the avoidance of doubt, and notwithstanding the foregoing, in the event that any Shareholder with the right to designate a Series A/B/C/D Director, Series E-2 Director or Series F Director pursuant to Sections 6(a)(i)-(vi) becomes a Non-Participating Purchaser, then another Shareholder of the applicable series of Preferred Stock, who is not a Non-Participating Purchaser (the “New Designator”), shall have the right to designate such Series A/B/C/D Director, Series E-2 Director or Series F Director seat in accordance with this Section 6. The New Designator shall be appointed by the holders of a majority of the applicable series of Preferred Stock.
(d)    Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if still eligible and willing to serve as provided herein and otherwise, such Board seat shall remain vacant.

(e)    Removal of Board Members. Each Shareholder also agrees to vote, or cause to be voted, all voting shares of Capital Stock owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:
(i)    subject to the terms of Section 6(c), no director elected pursuant to Sections 6(a) or (d) of this Agreement may be removed from office unless (i) such removal is directed or approved by the affirmative vote of the Person(s) entitled under Section 6(a) to designate that director; or (ii) the Person(s) originally entitled to designate or approve such director pursuant to Section 6(a) is no longer so entitled to designate or approve such director;
(ii)    any vacancies created by the resignation, removal or death of a director elected pursuant to Sections 6(a) or (d) shall be filled pursuant to the provisions of this Section 6; and
(iii)    upon the request of any party entitled to designate a director as provided in Section 6(a) to remove such director, such director shall be removed.
All Shareholders agree to execute any written consents required to perform the obligations of this Section 6, and the Corporation agrees at the request of any Person or group entitled to designate directors to call a special meeting of shareholders for the purpose of electing directors.
(f)    No Liability for Election of Recommended Directors. No Shareholder, nor any Affiliate of any Shareholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Corporation, nor shall any Shareholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.
(g)    No “Bad Actor” Designees. Each Person with the right to designate or participate in the designation of a director as specified above hereby represents and warrants to the Corporation that, to such Person’s knowledge, none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) under the Securities Act (each, a “Disqualification Event”), is applicable to such Person’s initial designee named above except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable, is hereinafter referred to as a “Disqualified Designee”. Each Person with the right to designate or participate in the designation of a director as specified above hereby covenants and agrees (A) not to designate or participate in the designation of any director designee who, to such Person’s knowledge, is a Disqualified Designee and (B) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee.

(h)    Vote to Increase Authorized Common Stock. Each Shareholder agrees to vote or cause to be voted all voting shares of Capital Stock owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to increase the number of authorized shares of Common Stock from time to time to ensure that there will be sufficient shares of Common Stock available for conversion of all of the shares of Preferred Stock outstanding at any given time.
(i)    Manner of Voting. The voting of shares of Capital Stock pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the shares of Capital Stock pursuant to the Agreement need not make explicit reference to the terms of this Agreement.
SECTION 7.  Drag-Along Right.
(a)    Actions to be Taken. In the event that (i) the holders of a majority of the then outstanding shares of Preferred Stock, voting together as a single class, and (ii) the holders of a majority of the then outstanding shares of Common Stock (other than those issued or issuable upon conversion of the shares of Preferred Stock or issued as a result of a Special Mandatory Conversion) held by the Shareholders who are then providing services to the Corporation as officers, employees or consultants, voting exclusively as a separate class (collectively, the “Drag-Along Selling Shareholders”) approve a Sale of the Corporation in writing, specifying that this Section 7 shall apply to such transaction, then each Shareholder hereby agrees:
(i)    if such transaction requires shareholder approval, with respect to all Voting Stock that such Shareholder owns or over which such Shareholder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Voting Stock in favor of, and adopt, such Sale of the Corporation (except as otherwise set forth herein, together with any related amendment to the Certificate of Incorporation required in order to implement such Sale of the Corporation) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Corporation to consummate such Sale of the Corporation;
(ii)    if such transaction is a Stock Sale, to sell the same proportion of shares of capital stock of the Corporation beneficially held by such Shareholder as is being sold by the Drag-Along Selling Shareholders to the Person to whom the Drag-Along Selling Shareholders propose to sell their Voting Stock, and, except as permitted in Section 7(b) below, on the same terms and conditions as the Drag-Along Selling Shareholders;
(iii)    to execute and deliver all related documentation and take such other action in support of the Sale of the Corporation as shall reasonably be requested by the Corporation or the Drag-Along Selling Shareholders in order to carry out the terms and provision of this Section 7, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement (provided, however, that the application of an such indemnity agreement with respect to the Regents shall be limited by the applicable provisions of the Constitution and laws of the State of Texas), escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents;
(iv)    not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Voting Stock of the Corporation owned by such party or Affiliate in a voting trust or subject any Voting Stock to any arrangement or agreement with respect to the voting of such Voting Stock, unless specifically requested to do so by the acquirer in connection with the Sale of the Corporation;
(v)    to refrain from (i) exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Corporation, or (ii); asserting any claim or commencing any suit (x) challenging the Sale of the Corporation or this Agreement, or (y) alleging a breach of any fiduciary duty of the Drag-Along Selling Shareholders or any affiliate or associate thereof (including, without limitation, aiding and abetting breach of fiduciary duty) in connection with the evaluation, negotiation or entry into the Sale of the Corporation, or the consummation of the transactions contemplated thereby;
(vi)    if the consideration to be paid in exchange for the Voting Stock pursuant to this Section 7 includes any securities and due receipt thereof by any Shareholder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (y) the provision to any Shareholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, the Corporation may cause to be paid to any such Shareholder in lieu thereof, against surrender of the Voting Stock which would have otherwise been sold by such Shareholder, an amount in cash equal to the fair value (as determined in good faith by the Corporation) of the securities which such Shareholder would otherwise receive as of the date of the issuance of such securities in exchange for the Voting Stock; and
(vii)    in the event that the Drag-Along Selling Shareholders, in connection with such Sale of the Corporation, appoint a shareholder representative (the “Shareholder Representative”) with respect to matters affecting the Shareholders under the applicable definitive transaction agreements following consummation of such Sale of the Corporation, (x) to consent to (i) the appointment of such Shareholder Representative, (ii) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (iii) the payment of such Shareholder’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Shareholder Representative in connection with such Shareholder Representative’s services and duties in connection with such Sale of the Corporation and its related service as the representative of the Shareholders, and (y) not to assert any claim or commence any suit against the Shareholder Representative or any other Shareholder with respect to any action or inaction taken or failed to be taken by the Shareholder Representative, within the scope of the Shareholder Representative’s authority, in connection with its service as the Shareholder Representative, absent fraud, bad faith or willful misconduct.
provided, however, that in each case of (i) through (vii) above, as applicable, any amendment to, or waiver or termination of any provision of the Certificate of Incorporation, the Bylaws of the Corporation, this Agreement or any other Transaction Agreement (as defined in the Purchase Agreement), required in order to implement such Sale of the Corporation that amends, waives or terminates any voting right or other powers, preferences, rights, privileges or benefits of the Series F Preferred Stock (regardless of whether such amendment, waiver or termination also applies to some of the other, or to all series, of Preferred Stock), including but not limited to any waiver with respect to rights to receive proceeds in connection with a Deemed Liquidation Event, has been approved in writing by the Requisite Series F Holders; provided further, that the foregoing provisions of this Section 7(a) shall not apply to any automatic termination of this Agreement pursuant to Section 19 hereof or to any automatic termination of any of the other Transaction Agreements in accordance with their respective terms, and that any amendment to the Purchase Agreement required in order to implement such Sale of the Corporation has been approved in writing by the Requisite Series F Holders.
(b)    Exceptions. Notwithstanding the foregoing, a Shareholder will not be required to comply with Section 7(a) above in connection with any proposed Sale of the Corporation (the “Proposed Sale”) unless:
(i)    any representations and warranties to be made by such Shareholder (in their capacity as a Shareholder and not as an officer or director of the Corporation) in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Voting Stock, including but not limited to representations and warranties that (i) the Shareholder holds all right, title and interest in and to the Voting Stock such Shareholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Shareholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Shareholder have been duly executed by the Shareholder and delivered to the acquirer and are enforceable against the Shareholder in accordance with their respective terms and (iv) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Shareholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency;
(ii)    such Shareholder (in their capacity as a Shareholder and not as an officer or director of the Corporation) shall not be liable for the inaccuracy of any representation or warranty made by any other Person in connection with the Proposed Sale, other than the Corporation (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Corporation as well as breach by any shareholder of any of identical representations, warranties and covenants provided by all shareholders);
(iii)    the liability for indemnification, if any, of such Shareholder (in their capacity as a Shareholder and not as an officer or director of the Corporation) in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Corporation in connection with such Proposed Sale, is several and not joint with any other Person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Corporation as well as breach by any shareholder of any of identical representations, warranties and covenants provided by all shareholders), and is pro rata in proportion to the amount of consideration paid to such Shareholder in connection with such Proposed Sale (in accordance with the provisions of the Certificate of Incorporation); provided, however, that the liability for indemnification with respect to the Regents shall be limited by the applicable provisions of the Constitution and laws of the State of Texas;
(iv)    liability shall be limited to such Shareholder’s applicable share (determined based on the respective proceeds payable to each Shareholder in connection with such Proposed Sale in accordance with the provisions of the Certificate of Incorporation) of a negotiated aggregate indemnification amount that applies equally to all Shareholders but that in no event exceeds the amount of consideration otherwise payable to such Shareholder in connection with such Proposed Sale, except with respect to claims related to fraud by such Shareholder, the liability for which need not be limited as to such Shareholder; provided, however, that the liability for indemnification with respect to the Regents shall be limited by the applicable provisions of the Constitution and laws of the State of Texas;
(v)    upon the consummation of the Proposed Sale, (i) each holder of each class or series of the Corporation’s stock will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock, (ii) each holder of a series of Preferred Stock will receive the same amount of consideration per share of such series of Preferred Stock as is received by other holders in respect of their shares of such same series, (iii) each holder of Common Stock will receive the same amount of consideration per share of Common Stock as is received by other holders in respect of their shares of Common Stock, and (iv) unless the holders of (1) with respect to the rights of the Series A Preferred Stock, at least a majority of the Series A Preferred Stock, (2) with respect to the rights of the Series B Preferred Stock, at least a majority of the Series B Preferred Stock, (3) with respect to the rights of the Series C Preferred Stock, at least a majority of the Series C Preferred Stock, (4) with respect to the rights of the Series D Preferred Stock, at least a majority of the Series D Preferred Stock (5) with respect to the rights of the Series E-1 Preferred Stock, at least a majority of the Series E-1 Preferred Stock, (6) with respect to the rights of the Series E-2 Preferred Stock, the Requisite Series E-2 Holders and (7) with respect to the rights of the Series F Preferred Stock, the Requisite Series F Holders, elect to take less per share than as determined pursuant to clause 7(b)(v)(Y) below by written notice given to the Corporation at least 3 days prior to the effective date of any such Proposed Sale, (Y) the aggregate consideration receivable by all holders of the Preferred Stock and Common Stock shall be allocated among the holders of Preferred Stock and Common Stock on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Stock and the holders of Common Stock are entitled in a Deemed Liquidation Event (assuming for this purpose that the Proposed Sale is a Deemed Liquidation Event) in accordance with the Corporation’s Certificate of Incorporation in effect immediately prior to the Proposed Sale; and
(vi)    subject to clause (v) above, requiring the same form of consideration to be available to the holders of any single class or series of capital stock, if any holders of any capital stock of the Corporation are given an option as to the form and amount of consideration to be received as a result of the Proposed Sale, all holders of such capital stock will be given the same option; provided, however, that nothing in this Section 7(vi) shall entitle any holder to receive any form of consideration that such holder would be ineligible to receive as a result of such holder’s failure to satisfy any condition, requirement or limitation that is generally applicable to the Corporation’s shareholders.
(c)    Restrictions on Sales of Control of the Corporation. No Shareholder shall be a party to any Stock Sale unless (a) all holders of Preferred Stock are allowed to participate in such transaction(s) and (b) the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in the Certificate of Incorporation in effect immediately prior to the Stock Sale (as if such transaction(s) were a Deemed Liquidation Event), unless the holders of at least a majority of the outstanding shares of Preferred Stock, voting as a single class and on an as-converted to Common Stock basis, elect to allocate the consideration differently by written notice given to the Corporation at least ten (10) days prior to the effective date of any such Stock Sale, which election includes the consent of the Requisite Series F Holders.

SECTION 8.  Co-Sale Right.
(a)    The provisions of Section 3 requiring a Selling Shareholder to give notice of any intended transfer of the Securities are incorporated in this Section 8; provided, however, that, for the purposes of this Section 8, such notice shall be provided to all Remaining Shareholders on the same date such notice is provided to the Corporation.
(b)    If a proposed disposition of any Transfer Stock is being made by the Selling Shareholder(s), and such disposition by the Selling Shareholder(s) is not an exempted Sale pursuant to Section 4, the Remaining Shareholders shall have the right, exercisable upon written notice to the Selling Shareholder(s) within thirty (30) days after receipt of the written notice of the Offer, to participate in such sale of the Transfer Stock on the same terms and conditions as those set forth in the written notice of the Offer (the “Co-Sale Rights”). To the extent the Remaining Shareholders exercise such Co-Sale Rights, the number of shares of Transfer Stock that the Selling Shareholder(s) may sell in the transaction shall be correspondingly reduced. The Co-Sale Rights of the Remaining Shareholders shall be subject to the terms and conditions set forth in this Section 8.
(c)    Each Remaining Shareholder may sell all or any part of a number of shares of Common Stock or Preferred Stock held by such Remaining Shareholder equal to the product obtained by multiplying (i) the aggregate number of Transfer Stock covered by the written notice of the Offer that Non-Selling Shareholders have elected not to purchase pursuant to Section 3 by (ii) a fraction, the numerator of which is the number of shares of Common Stock of the Corporation at the time of the written notice of the Offer owned by such Remaining Shareholder (assuming full conversion of all convertible and exercisable Securities held by such Remaining Shareholder into Common Stock) and the denominator of which is the combined number of shares of Common Stock of the Corporation at the time of the written notice of the Offer owned by the Selling Shareholder(s) and all of the Remaining Shareholders that desire to exercise their Co-Sale Rights (assuming full conversion and exercise of all convertible and exercisable Securities held by all Remaining Shareholders into Common Stock).
(d)    Each Remaining Shareholder may effect its Co-Sale Rights by delivering to the Selling Shareholder(s) for transfer to the purchase offeror one or more certificates, properly endorsed for transfer, which represent:
(i)    the number of shares of Common Stock that it elects to sell pursuant to this Section 8; or
(ii)    that number of shares of Preferred Stock that is at such time convertible into the number of shares of Common Stock that it has elected to sell pursuant to this Section 8; provided, however, that if the purchase offeror objects to the delivery of Preferred Stock in lieu of Common Stock, such Remaining Shareholder may convert and deliver Common Stock as provided in subsection (i) above.

(e)    The stock certificates that the participating Remaining Shareholders deliver to the Selling Shareholder(s) pursuant to this Section 8 shall be transferred by the Selling Shareholder(s) to the purchase offeror in consummation of the sale of the Securities pursuant to the terms and conditions specified in the notice to the Remaining Shareholders pursuant to this Section 8, and the Selling Shareholder(s) shall promptly thereafter remit to the participating Remaining Shareholders that portion of the sale proceeds to which the Remaining Shareholders are entitled by reason of their participation in such sale in accordance with Section 8(f). To the extent that any prospective purchaser or purchasers refuses to purchase shares or other securities from a participating Remaining Shareholder exercising its Co-Sale Rights hereunder, the Selling Shareholder(s) shall not sell to such prospective purchaser or purchasers any Securities unless and until, simultaneously with such sale, the Selling Shareholder(s) purchases such shares or other securities from such participating Remaining Shareholder for the same consideration and on the same terms and conditions as the proposed transfer described in the written notice of the Offer.
(f)    The participating Remaining Shareholders and the Selling Shareholder(s) agree that the terms and conditions of any transfer of Transfer Stock in accordance with this Section 8 shall be memorialized in, and governed by, a written purchase and sale agreement with the prospective transferee (the “Purchase and Sale Agreement”) with customary terms and provisions for such a transaction, and the participating Remaining Shareholders and the Selling Shareholder(s) further covenant and agree to enter into such Purchase and Sale Agreement as a condition precedent to any sale or other transfer in accordance with this Section 8.
(g)    Allocation of Consideration.
(i)    Subject to Section 8(g)(ii), the aggregate consideration payable to the participating Remaining Shareholders and the Selling Shareholder(s) shall be allocated based on the number of shares of Securities sold to the transferee by each participating Remaining Shareholder and the Selling Shareholder(s) as provided in Section 8(c), provided that if a participating Remaining Shareholder wishes to sell Preferred Stock, the price set forth in the Proposed Transfer Notice shall be appropriately adjusted based on the conversion ratio of the applicable series of Preferred Stock into Common Stock.
(ii)    In the event that a transfer of Transfer Stock constitutes a Sale of the Corporation, the terms of the Purchase and Sale Agreement shall provide that the aggregate consideration from such transfer shall be allocated to the participating Remaining Shareholders and the Selling Shareholder(s) in accordance with Article IV, Section B, Subsections 2.1, 2.2, 2.3, 2.4, 2.5 and 2.6 of the Certificate of Incorporation as if (A) such transfer were a Deemed Liquidation Event, and (B) the Securities sold in accordance with the Purchase and Sale Agreement were the only Securities outstanding. In the event that a portion of the aggregate consideration payable to the participating Remaining Shareholders and the Selling Shareholder(s) is placed into escrow and/or is payable only upon satisfaction of contingencies(the “Additional Consideration”), the Purchase and Sale Agreement shall provide that (x) the portion of such consideration that is not placed in escrow and is not subject to contingencies (the “Initial Consideration”) shall be allocated in accordance with Article IV, Section B, Subsections 2.1, 2.2, 2.3, 2.4, 2.5 and 2.6 of the Certificate of Incorporation as if the Initial Consideration were the only consideration payable in connection with such transfer, and (y) any Additional Consideration which becomes payable to the participating Remaining Shareholders and the Selling Shareholder(s) upon release from escrow or satisfaction of such contingencies shall be allocated in accordance with Article IV, Section B, Subsections 2.1, 2.2, 2.3, 2.4, 2.5 and 2.6 of the Certificate of Incorporation after taking into account the previous payment of the Initial Consideration as part of the same transfer.
(h)    The exercise or non-exercise of the Co-Sale Rights of the Remaining Shareholders hereunder to participate in one or more sales of Securities made by the Selling Shareholder(s) shall not adversely affect their rights to participate in subsequent Securities sales by any Selling Shareholder.
SECTION 9.  Delivery of Financial Statements. The Corporation shall deliver to each Significant Shareholder, provided that the Board of Directors has not reasonably determined that such Significant Shareholder or any of its Affiliates is a Competitor:
(a)    as soon as practicable, but in any event, within one hundred twenty (120) days after the end of each fiscal year, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of shareholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of regionally recognized standing selected by the Corporation;
(b)    as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Corporation, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);
(c)    as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Corporation, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Significant Shareholders to calculate their respective percentage equity ownership in the Corporation; provided that access to the Corporation’s capitalization on its Carta capitalization table management platform (or any similar platform) that is sufficient to enable each such Significant Shareholder to obtain such information shall satisfy the Corporation’s obligations pursuant to this Section 9(c); and

(d)    such other information relating to the financial condition, business, prospects, or corporate affairs of the Corporation as any Significant Shareholder may from time to time reasonably request; provided, however, that the Corporation shall not be obligated under this Section 9 to provide information (i) that the Corporation reasonably determines in good faith to be a trade secret (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Corporation and such Significant Shareholder); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Corporation and its counsel.
If, for any period, the Corporation has any subsidiary whose accounts are consolidated with those of the Corporation, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Corporation and all such consolidated subsidiaries.
Notwithstanding anything else in this Section 9 to the contrary, the Corporation may cease providing the information set forth in this Section 9 during the period starting with the date sixty (60) days before the Corporation’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the Commission rules applicable to such registration statement and related offering; provided that the Corporation’s covenants under this Section 9 shall be reinstated at such time as the Corporation is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.
SECTION 10.    Inspection. The Corporation shall permit each Significant Shareholder, provided that the Board of Directors has not reasonably determined that such Significant Shareholder is a Competitor, at such Significant Shareholder’s expense, to visit and inspect the Corporation’s properties; examine its books of account and records; and discuss the Corporation’s affairs, finances, and accounts with its officers, during normal business hours of the Corporation as may be reasonably requested by the Significant Shareholder; provided, however, that the Corporation shall not be obligated pursuant to this Section 10 to provide access to any information that it reasonably and in good faith considers to be a trade secret or the disclosure of which would adversely affect the attorney-client privilege between the Corporation and its counsel.
SECTION 11.    Observer Rights.
(a)    As long as MTI Investment continues to hold not less than 50% of the shares of Preferred Stock it has purchased (or an equivalent amount of Common Stock issued upon conversion thereof, excluding shares of Common Stock issued as a result of a Special Mandatory Conversion, and subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like) and for so long as MTI Investment and its Affiliates are not a Non-Participating Purchaser, the Corporation shall invite a representative of MTI Investment (the “MTI Investment Observer”) to attend all meetings of the Corporation’s Board of Directors in a non-voting capacity. The Corporation shall give the MTI Investment Observer copies of all notices, minutes, consents and other materials that it provides to its directors; provided that the MTI Investment Observer shall agree to hold in confidence and trust all information so provided in accordance with Section 22 of this Agreement; and provided further that the Corporation reserves the right to exclude the MTI Investment Observer from access to any of such materials or meetings or portions thereof if (i) the Corporation believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege or (ii) in the good faith judgment of a majority of the members of the Board of Directors of the Corporation, then in office, such access would materially impair the due consideration by the Board of Directors of any matter.
(b)    As long as USVP and/or its Affiliates continue to hold not less than 1,473,883 shares of Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof, and subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like) and for so long as USVP and its Affiliates are not a Non-Participating Purchaser, the Corporation shall invite a representative of USVP (the “USVP Observer”) to attend all meetings of the Corporation’s Board of Directors (including meetings of any committees of the Corporation’s Board of Directors) in a non-voting capacity. The Corporation shall give the USVP Observer copies of all notices, minutes, consents and other materials that it provides to its directors; provided that the USVP Observer shall agree to hold in confidence and trust all information so provided in accordance with Section 22 of this Agreement; and provided further that the Corporation reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if the Corporation believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, or access to such information or attendance at such meeting would result in disclosure of trade secrets or a conflict of interest, or if USVP’s representative is an employee of a Competitor. Furthermore, as long as USVP has the right to designate a Series E-2 Preferred Director pursuant to Section 6(a)(iii) of this Agreement and the right to invite the USVP Observer pursuant to this Section 11(b), the Corporation shall reimburse USVP for all reasonable out-of-pocket travel expenses incurred (consistent with the Corporation’s travel policy) in connection with attending meetings of the Board of Directors (including meetings of any committees thereof).
SECTION 12.    “Lock-up” Agreement: Confidentiality of Notices.
(a)    Each Shareholder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Corporation for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 (a “Registration Statement”), and ending on the date specified by the Corporation and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the initial underwritten public offering of shares of Common Stock pursuant to an effective registration statement filed with the Securities and Exchange Commission (the “IPO”) or such other period as may be requested by the Corporation or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in applicable FINRA rules, or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 12(a) shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement or to the establishment of a trading plan pursuant to Rule 10b5-1 (provided that such plan does not permit transfers during the restricted period), or the transfer of any shares to any trust for the direct or indirect benefit of the Shareholder or the immediate family of the Shareholder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Shareholders only if all officers and directors are subject to the same restrictions and the Corporation uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than 1% of the Capital Stock of the Corporation. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 12(a) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Shareholder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 12(a) or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Corporation or the underwriters shall apply pro rata to all Corporation stockholders that are subject to such agreements, based on the number of shares subject to such agreements.
(b)    The Corporation may impose stop-transfer instructions with respect to the shares of Capital Stock or other securities subject to the foregoing restrictions until the end of the applicable lock-up period.
(c)    Any Shareholder receiving any written notice from the Corporation regarding the Corporation’s plans to file a Registration Statement shall treat such notice confidentially in accordance with Section 22 and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.
SECTION 13.    Legend on Stock Certificates. The Corporation will cause to appear on all stock certificates representing the shares of Capital Stock a conspicuous legend in such form and content as the Board of Directors may determine and approve by resolution, stating that such shares are subject to all federal and state securities laws, rules and regulations and this Agreement which restricts the transferability and voting of such shares and otherwise circumscribes the rights which may be exercised by the holder thereof.
SECTION 14.    Remedies.
(a)    Covenants of the Corporation. The Corporation agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Corporation’s best efforts to cause the nomination and election of the directors as provided in this Agreement.
(b)    Irrevocable Proxy and Power of Attorney. Each Shareholder hereby constitutes and appoints as the proxies of such Shareholder and hereby grants a power of attorney to the President of the Corporation, and a designee of the Drag-Along Selling Shareholders, and each of them, with full power of substitution, with respect to the matters set forth herein, including, without limitation, votes to increase authorized shares pursuant to Section 6(h) hereof and votes regarding any Sale of the Corporation pursuant to Section 7 hereof, and hereby authorizes each of them to represent and vote, if and only if such Shareholder (i) fails to vote, or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of Section 6 and Section 7 of this Agreement, all of such Shareholder’s Capital Stock in favor of the election of persons as members of the Board of Directors determined pursuant to and in accordance with the terms and provisions of this Agreement or the increase of authorized shares or approval of any Sale of the Corporation pursuant to and in accordance with the terms and provisions of Section 6(h) and Section 7, respectively, of this Agreement or to take any action reasonably necessary to effect Section 6(h) and Section 7, respectively, of this Agreement. The power of attorney granted hereunder shall authorize each of the President of the Corporation and the designee of the Drag-Along Selling Shareholders to execute and deliver the documentation referred to in Section 7(a)(iii) on behalf of any Shareholder failing to do so within five business days of a request by the Corporation. Each of the proxy and power of attorney granted pursuant to this Section 14(b) is given in consideration of the agreements and covenants of the Corporation and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 19 hereof. Each Shareholder hereto hereby revokes any and all previous proxies or powers of attorney with respect to shares of Capital Stock and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 19 hereof, purport to grant any other proxy or power of attorney with respect to any voting shares of Capital Stock, deposit any voting shares of Capital Stock into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of Capital Stock, in each case, with respect to any of the matters set forth herein.
(c)    Specific Enforcement. In view of the inadequacy of money damages, and in view of the fact that the stock of the Corporation cannot be readily purchased or Sold in the public market, if any Shareholder or any transferee of shares hereunder (a “Breaching Shareholder”) shall fail to comply with the provisions of this Agreement, the Corporation and the other non-breaching Shareholders shall be entitled, to the extent permitted by applicable law, to injunctive relief in the case of the violation, or attempted or threatened violation, by a Breaching Shareholder, or to a decree compelling specific performance by a Breaching Shareholder, in each case without the need to provide any form of bond or other collateral security, or to any other available remedy herein, at law or in equity.

(d)    Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
SECTION 15.    Effect of Failure to Comply.
(a)    Void Transfers; Equitable Relief. If any Capital Stock shall be Sold otherwise than in accordance with the terms and conditions of this Agreement, such Sale shall be null and void ab initio, shall not be recorded on the books of the Corporation or its transfer agent and shall not be recognized by the Corporation. Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Transfer Stock not made in strict compliance with this Agreement).
(b)    Violation of First Refusal Right. If any Shareholder becomes obligated to sell any Transfer Stock to the Corporation or any Significant Shareholder under this Agreement and fails to deliver such Transfer Stock in accordance with the terms of this Agreement, the Corporation and/or such Significant Shareholders may, at their option, in addition to all other remedies it may have, send to such Shareholder the purchase price for such Transfer Stock as is herein specified and transfer to the name of the Corporation or such Significant Shareholders (or request that the Corporation effect such transfer in the name of a Significant Shareholder) on the Corporation’s books any certificates, instruments, or book entry representing the Transfer Stock to be sold.
(c)    Violation of Co-Sale Rights. If any Shareholder purports to sell any Transfer Stock in contravention of the Co-Sale Rights (a “Prohibited Transfer”), each Remaining Shareholder who desires to exercise its Co-Sale Rights under Section 8 may, in addition to such remedies as may be available by law, in equity or hereunder, require such Shareholder to purchase from such Remaining Shareholder the type and number of shares of Securities that such Remaining Shareholder would have been entitled to sell to the prospective transferee had the Prohibited Transfer been effected in compliance with the terms of Section 8. The sale will be made on the same terms, including, without limitation, as provided in Section 8(g)(i) and the first sentence of Section 8(g)(ii), as applicable, and subject to the same conditions as would have applied had the Selling Shareholder(s) not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within 90 days after the participating Remaining Shareholders learns of the Prohibited Transfer, as opposed to the timeframe proscribed in Section 8. Such Selling Shareholder(s) shall also reimburse each participating Remaining Shareholder for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the participating Remaining Shareholder’s rights under Section 8.
SECTION 16.    Spouses. If any holder of Transfer Stock is a resident of Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington, Wisconsin, or the

Commonwealth of Puerto Rico or other community property-based state and is married on the date of this Agreement, such holder’s spouse shall execute and deliver to the Corporation a consent of spouse in the form of Exhibit C hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such holder’s shares of Transfer Stock that do not otherwise exist by operation of law or the agreement of the parties. If any holder of Transfer Stock should marry or remarry subsequent to the date of this Agreement, such holder shall within 30 days thereafter obtain such holder’s new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.
SECTION 17.    Notices.
(a)    Unless otherwise specifically set forth herein, all notices, offers, requests, consents and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature pages hereof (or as otherwise last shown on the stock record books of the Corporation), or to such address or email address as subsequently modified by written notice given in accordance with this Section 17. If notice is given to the Corporation, it shall be sent to 2802 Flintrock Trace, Suite 226, Austin, TX 78738, Attention: President; and if notice is given to USVP a copy shall also be given to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Attn: Joseph Raffetto, One Bush Plaza, Suite 1200, San Francisco, CA 94104.
(b)    Each Shareholder consents to the delivery of any shareholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address set forth below such Shareholder’s name, as the case may be, on the signatures pages hereto, as updated from time to time by notice to the Corporation, or as on the books of the Corporation. Each Shareholder agrees to promptly notify the Corporation of any change in such Shareholder’s electronic mail address, and that failure to do so shall not affect the foregoing.
SECTION 18.    Additional Covenants.
(a)    Notwithstanding anything herein to the contrary, the parties hereto agree that this Agreement shall be amended to include any Person who holds shares constituting 1% or more of the then outstanding Capital Stock. In such instance, such Persons, their spouses (if applicable) and the Corporation shall execute an Adoption Agreement in the form of Exhibit B hereto. Each Shareholder and such Shareholder’s spouse (if applicable) hereby constitutes and appoints the Corporation such Shareholder’s agent and attorney-in-fact with full power and authority, in the name, place and stead of such Shareholder and such Shareholder’s spouse (if applicable) to execute such Adoption Agreement and any and all other documents and instruments deemed reasonably necessary and desirable by the Corporation on behalf of such Shareholder and such Shareholder’s spouse (if applicable) to evidence such Shareholder’s adoption or approval of such additional parties to this Agreement. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest. Upon execution by the Corporation and the additional Person of such Adoption Agreement, such Person shall be considered a Shareholder hereunder and all shares of capital stock owned by such Person shall be deemed to be Capital Stock and legended accordingly for all purposes of this Agreement.
(b)    Insurance. The Corporation will use commercially reasonable efforts to maintain from financially sound and reputable insurers Directors and Officers liability insurance in an amount and on terms and conditions satisfactory to the Board of Directors, including to the satisfaction of a majority of the directors elected pursuant to Sections 6(a)(i)-(iv), until such time as the Board of Directors, a majority of the directors appointed pursuant to Sections 6(a)(i)-(vi), determines that such insurance should be discontinued.
(c)    Employee Agreements. The Corporation will cause (i) each Person now or hereafter employed by it or by any subsidiary (or engaged by the Corporation or any subsidiary as a consultant/independent contractor) to enter into a nondisclosure and proprietary rights assignment agreement; and (ii) each Founder and Key Employee (as defined in the Purchase Agreement) to enter into a one (1) year noncompetition and nonsolicitation agreement, to the extent legally permissible, in a form reasonably acceptable to the Board of Directors, including at least one Series A/B/C/D Director and one Series E-2 Director. In addition, the Corporation shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Corporation and any employee, without the consent of the Board, including at least one Series A/B/C/D Director and one Series E-2 Director.
(d)    Employee Stock. Unless otherwise approved by the Board of Directors, including at least one Series A/B/C/D Director and one Series E-2 Director, all future employees and consultants of the Corporation who purchase, receive options to purchase, or receive awards of shares of the Corporation’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and (ii) a market stand-off provision substantially similar to that in Section 12. Without the prior approval by the Board of Directors, the Corporation shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any stock purchase, stock restriction or option agreement with any existing employee or service provider if such amendment would cause it to be inconsistent with this Section 18(d). In addition, unless otherwise approved by the Board of Directors, including at least one Series A/B/C/D Director and one Series E-2 Director, the Corporation shall retain (and not waive) a “right of first refusal” on employee transfers until the Corporation’s first underwritten public offering of its Common Stock under the Securities Act and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.
(e)    Qualified Small Business Stock. The Corporation shall use commercially reasonable efforts to cause the shares of Series E-1 Preferred Stock and Series E-2 Preferred Stock issued pursuant to that certain Series E-1 and Series E-2 Preferred Stock Purchase Agreement, dated as of June 3, 2022, by and among the Corporation and the purchasers party thereto, as amended, as well as any shares into which such shares are converted, within the meaning of Section 1202(f) of the Internal Revenue Code (the “Code”), to constitute “qualified small business stock” as defined in Section 1202(c) of the Code; provided, however, that such requirement shall not be applicable if the Board of Directors of the Corporation determines, in its good-faith business judgment, that such qualification is inconsistent with the best interests of the Corporation. The Corporation shall submit to its shareholders (including the Shareholders hereunder) and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and the regulations promulgated thereunder. In addition, within ten (10) business days after any holder of Preferred Stock hereunder (or any Common Stock converted therefrom other than Common Stock issued as a result of the Special Mandatory Conversion) written request therefor, the Corporation shall, at its option, either (i) deliver to such Shareholder a written statement indicating whether (and what portion of) such Shareholder’s interest in the Corporation constitutes “qualified small business stock” as defined in Section 1202(c) of the Code or (ii) deliver to such Shareholder such factual information in the Corporation’s possession as is reasonably necessary to enable such Shareholder to determine whether (and what portion of) such Shareholder’s interest in the Corporation constitutes “qualified small business stock” as defined in Section 1202(c) of the Code.
(f)    Successor Indemnification. If the Corporation or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Corporation assume the obligations of the Corporation with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Corporation’s Bylaws, the Certificate of Incorporation, or elsewhere, as the case may be.
(g)    Right to Conduct Activities. The Corporation hereby agrees and acknowledges that each of USVP is a professional investment organization, and as such reviews the business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Corporation’s business (as currently conducted or as currently propose to be conducted). Nothing in this Agreement shall preclude or in any way restrict such USVP from evaluating or purchasing securities, including publicly traded securities, of a particular enterprise, or investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Corporation. The Corporation hereby agrees that, to the extent permitted under applicable law, USVP shall not be liable to the Corporation for any claim arising out of, or based upon, (i) the investment by USVP in any entity competitive with the Corporation, or (ii) actions taken by any partner, officer, employee or other representative of USVP to assist any such competitive Corporation, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Corporation; provided, however, that the foregoing shall not relieve (x) any of the Shareholders from liability associated with the unauthorized disclosure of the Corporation’s confidential information in violation of the terms of this Agreement, or (y) any director or officer of the Corporation from any liability associated with his or her fiduciary duties to the Corporation.
(h)    Expense of Counsel. In the event of a transaction which is a Deemed Liquidation Event, the reasonable fees and disbursements of one counsel for all holders of Preferred Stock (“Investor Counsel”), in their capacities as shareholders, shall be borne and paid by the Corporation, up to a maximum amount of $35,000. At the outset of considering a transaction which, if consummated would constitute a Deemed Liquidation Event, the Corporation shall obtain the ability to share with the Investor Counsel (and such counsel’s clients) and shall share the confidential information (including, without limitation, the initial and all subsequent drafts of memoranda of understanding, letters of intent and other transaction documents and related noncompete, employment, consulting and other compensation agreements and plans) pertaining to and memorializing any of the transactions which, individually or when aggregated with others would constitute the Deemed Liquidation Event. The Corporation shall be obligated to share (and cause the Corporation’s counsel and investment bankers to share) such materials when distributed to the Corporation’s executives and/or any one or more of the other parties to such transaction(s). In the event that Investor Counsel deems it appropriate, in its reasonable discretion, to enter into a join defense agreement or other arrangement to enhance the ability of the parties to protect their communications and other reviewed materials under the attorney client privilege, the Corporation shall, and shall direct its counsel to, execute and deliver to Investor Counsel and its clients such an agreement in form and substance reasonably acceptable to Investor Counsel. In the event that one or more of the other party or parties to such transactions require the clients of Investor Counsel to enter into a confidentiality agreement and/or joint defense agreement in order to receive such information, then the Corporation shall share whatever information can be shared without entry into such agreement and shall, at the same time, in good faith work expeditiously to enable Investor Counsel and its clients to negotiate and enter into the appropriate agreement(s) without undue burden to the clients of Investor Counsel.
SECTION 19.     Term. This Agreement shall become effective at such time it is executed by the Corporation and, with respect to a Shareholder, by such Shareholder. Except as otherwise provided herein, this Agreement shall terminate upon the earlier of (a) the consummation of the closing of the first public offering of the Corporation’s securities pursuant to an effective registration statement under the Securities Act; (b) the Sale of the Corporation; provided that the provisions of Section 7 hereof will continue after the closing of any Sale of the Corporation to the extent necessary to enforce the provisions of Section 7 with respect to the Sale of the Corporation; or (c) termination of this Agreement in accordance with Section 20.
SECTION 20.    Amendment, Waiver, and Termination. Except as otherwise provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) and any term may be terminated only with the written consent of the Corporation and: (i) with respect to any right, obligation, representation or covenant herein of all of the Shareholders holding Common Stock and all of the Shareholders holding Preferred Stock which right, obligation, representation or covenant is the same for all of such Shareholders, the Shareholders holding at least sixty-six percent (66%) of shares of the Common Stock and Preferred Stock held by the Shareholders, voting together as a single class and on an as converted to Common Stock basis, (ii) except with respect to Section 5 as set forth in clause (d) below, with respect to any right, obligation, representation or covenant herein of the Significant Shareholders, the Significant Shareholders holding at least sixty-six percent (66%) of shares of the Common Stock and Preferred Stock held by the Significant Shareholders, voting together as a single class and on an as converted to Common Stock basis, (iii) with respect to any right, obligation, representation or covenant herein of the Shareholders holding Common Stock which are not covered by clause (i) or clause (ii) above, the Shareholders holding at least a majority of the shares of Common Stock held by Shareholders holding Common Stock, and (iv) with respect to any right, obligation, representation or covenant herein of the Shareholders holding Preferred Stock which are not covered by clause (i) or clause (ii) above, the Shareholders holding a majority of the shares of Preferred Stock held by Shareholders holding Preferred Stock, voting together as a single class on an as converted to Common Stock basis.
Notwithstanding the foregoing:
(a)    Any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party.
(b)    No amendment, termination or waiver shall be both adverse to a Shareholder and disproportionate to such Shareholder’s holdings of Preferred Stock relative to the other Shareholders holding Preferred Stock of the same class or series unless such amendment, termination or waiver is agreed to in writing by the Shareholders in the aggregate holding a majority of the outstanding shares of Preferred Stock held by the adversely and disproportionately affected Shareholders; and no amendment, termination or waiver shall affect any holder of Common Stock in a manner that is both adverse and disproportionate to its holdings of Common Stock relative to other holders of Common Stock (taking into account that Non-Participating Purchaser have fewer rights than do other holders of Common Stock) unless such amendment, termination or waiver is agreed to in writing by the holders in the aggregate of a majority of the shares of Common Stock held by the disproportionately affected holders of Common Stock. For the avoidance of doubt, (x) the addition to this Agreement of any new holder of shares of any capital stock of the Corporation shall not be deemed to constitute an amendment or waiver that adversely affects any holder of Preferred Stock or any holder of Common Stock in a manner that is disproportionate to any other holder of capital stock of the Corporation, and (y) an amendment, termination or waiver of any of the provisions of Section 3 and Section 8 with respect to a particular transaction shall be deemed to be adverse and disproportionate to Significant Shareholders in the event that certain other Significant Shareholders by agreement with the Corporation or one or more Selling Shareholders purchase or sell securities, as applicable, in such transaction (such Significant Shareholders, “Transacting Shareholders”), and such agreement and transactions resulting therefrom shall be void, unless each other Significant Shareholder whose rights were amended, terminated or waived has been provided a reasonable opportunity to participate in such transaction based on the pro rata purchase or sale right, as applicable, of such Significant Shareholder set forth in Section 3 and Section 8, assuming a transaction size determined based upon the amount purchased or sold, as applicable, by the Transacting Shareholders that purchased or sold, as applicable, the largest percentage in such transaction.
(c)    The consent of the holders of Common Stock shall not be required for any amendment, termination or waiver if such amendment, termination or waiver is not directly applicable to the rights of holders of Common Stock hereunder.
(d)    No amendment, termination or waiver of any term set forth in Section 5 shall be effective without the prior written consent of the Significant Shareholders holding a majority of the Preemptive Rights Holder Shares held by Significant Shareholders; provided that Section 5(d) may not be amended, terminated or waived without the prior written consent of the holders the Requisite Holders, as defined in the Certificate of Incorporation, and Requisite Series F Holders.
(e)    Section 6(a)(i) and this Section 20(e) may not be amended, modified, terminated or waived without the written consent of Exceller Hunt Microtransponder 2017, LP, for so long as Exceller Hunt Microtransponder 2017, LP has a right to designate a Series A/B/C/D Preferred Director pursuant to Section 6(a)(i).
(f)    Section 6(a)(ii) and this Section 20(f) may not be amended, modified, terminated or waived without the written consent of TJC Thanksgiving Trust, for so long as TJC Thanksgiving Trust has a right to designate a Series A/B/C/D Preferred Director pursuant to Section 6(a)(ii).
(g)    The defined term “USVP” in Section 1, Section 6(a)(iii) for so long as USVP has a right to designate a Series E-2 Preferred Director pursuant to Section 6(a)(iii), Section 11(b) for so long as USVP has a right to designate the USVP Observer pursuant to Section 11(b), any other Section of this Agreement in which USVP is specifically named (solely as such Section applies to USVP) and this Section 20(g), may not be amended, modified, terminated or waived without the written consent of USVP.
(h)    Section 6(a)(iv) and this Section 20(h) may not be amended, modified, terminated or waived without the written consent of Osage University Partners III, LP, for so long as Osage University Partners III, LP has a right to designate a Series E-2 Preferred Director pursuant to Section 6(a)(iv).
(i)    The proviso paragraph following Section 7(a)(vii) and this Section 20(i) may not be amended, modified, terminated or waived without the written consent of the Requisite Series F Holders

(j)    Section 6(a)(v) and this Section 20(j) may not be amended, modified, terminated or waived without the written consent of Longitude Venture Partners V, L.P., for so long as Longitude Venture Partners V, L.P. has a right to designate a Series F Preferred Director pursuant to Section 6(a)(v).
(k)    Section 6(a)(vi) and this Section 20(k) may not be amended, modified, terminated or waived without the written consent of Coöperatieve Gilde Healthcare VG VI U.A, for so long as Coöperatieve Gilde Healthcare VG VI U.A has a right to designate a Series F Preferred Director pursuant to Section 6(a)(vi).
The Corporation shall give prompt written notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination or waiver. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.
SECTION 21.    Construction. Each party to this Agreement has had the opportunity review this Agreement with legal counsel. This Agreement shall not be construed or interpreted against any party on the basis that such party drafted or authored a particular provision, parts of or the entirety of this Agreement.
SECTION 22.    Confidentiality. Each Shareholder agrees that such Shareholder will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor or make decisions with respect to its investment in the Corporation) any confidential information obtained from the Corporation pursuant to the terms of this Agreement (including notice of the Corporation’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 22 by such Shareholder), (b) is or has been independently developed or conceived by such Shareholder without use of the Corporation’s confidential information, or (c) is or has been made known or disclosed to such Shareholder by a third party without a breach of any obligation of confidentiality such third party may have to the Corporation; provided, however, that an Shareholder may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent reasonably necessary to obtain their services in connection with monitoring its investment in the Corporation; (ii) to any prospective purchaser of any Capital Stock from such Shareholder, if such prospective purchaser agrees to be bound by provisions similar to those set forth in this Section 22 and is not a Competitor; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Shareholder, which is not a Competitor, in the ordinary course of business, provided that such Shareholder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that such Shareholder promptly notifies the Corporation of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.
SECTION 23.    Relationship with Bylaws. In the event of a conflict between a provision of this Agreement and the provisions of the Corporation’s Bylaws, the provisions of this Agreement shall be controlling.
SECTION 24.    Miscellaneous.
(a)    Entire Agreement. This Agreement (including any Exhibits and Schedules attached hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof including, but not limited to, the Prior Agreement.
(b)    Assignment of Rights.
(i)    The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
(ii)    Any successor or permitted assignee of holder of Transfer Stock, including any prospective transferee who purchases shares of Transfer Stock in accordance with the terms hereof, shall deliver to the Corporation and the Significant Shareholders, as a condition to any transfer or assignment, a counterpart signature page hereto pursuant to which such successor or permitted assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the predecessor or assignor of such successor or permitted assignee.
(iii)    The rights of the Significant Shareholders hereunder are not assignable without the Corporation’s written consent (which shall not be unreasonably withheld, delayed or conditioned), except (i) by a Significant Shareholder to any Affiliate, or (ii) to an assignee or transferee who the Board of Directors determines in good faith is not a Competitor and who acquires at least 100,000 shares of Capital Stock (as adjusted for any stock combination, stock split, stock dividend, recapitalization or other similar transaction), it being acknowledged and agreed that any such assignment, including an assignment contemplated by the preceding clauses (i) or (ii) shall be subject to and conditioned upon any such assignee’s delivery to the Corporation and the other Significant Shareholders of a counterpart signature page hereto pursuant to which such assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the assignor of such assignee.

(iv)    Except in connection with an assignment by the Corporation by operation of law to the acquirer of the Corporation, the rights and obligations of the Corporation hereunder may not be assigned under any circumstances.
(c)    Stock Split. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization affecting the shares of Capital Stock occurring after the date of this Agreement.
(d)    Ownership. Each holder of Transfer Stock represents and warrants that as of the date hereof such holder is the sole legal and beneficial owner of the shares of Transfer Stock subject to this Agreement and that no other Person or entity has any interest in such shares (other than a community property interest as to which the holder thereof has acknowledged and agreed in writing to the restrictions and obligations hereunder).
(e)    Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to carry out the intent of the parties hereunder.
(f)    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
(g)    Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to all matters within the scope thereof, and as to all other maters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles that would result in the application of any law other than the law of the Commonwealth of Massachusetts.
(h)    Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.
(i)    Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS (AS DEFINED IN THE PURCHASE AGREEMENT), THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
(j)    Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
(k)    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
(l)    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
(m)    Aggregation of Stock. All shares of Capital Stock held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliates may apportion such rights as among themselves in any manner they deem appropriate; provided that all Affiliates of a Non-Participating Purchaser shall be deemed to be Non-Participating Purchasers.
(n)    Amendment and Restatement of Prior Agreement. The Prior Agreement is hereby amended in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Corporation and the requisite parties as set forth in the Prior Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect.
Remainder of Page Intentionally Left Blank

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

COMPANY:

MICROTRANSPONDER, INC.

By:	/s/ Richard Foust
Name: Richard Foust
Title: Chief Executive Officer
Amended and Restated Shareholders’ Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

U.S. VENTURE PARTNERS XII, L.P.
U.S. VENTURE PARTNERS XII-A, L.P.

By: Presidio Management Group XII, L.L.C.,
Its general partner

By:	/s/ Dale Holladay
Printed Name: Dale Holladay
Title: Attorney-in-Fact

Address:
Fax:
Email:

U.S. VENTURE PARTNERS SELECT FUND I, L.P. on its own behalf and as a nominee for U.S. VENTURE PARTNERS SELECT FUND I-A, L.P.

By: Presidio Management Group Select Fund I, L.L.C. Their: General Partner

By:	/s/ Dale Holladay
Dale Holladay, Attorney-In-Fact

Address:
Fax:
Email:
Amended and Restated Shareholders’ Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

OSAGE UNIVERSITY PARTNERS III, LP

By: Osage University GP III, LLC, its General Partner

By:	/s/ William Harrington
Name: William Harrington
Title: Managing Member

Address:
Email:

OSAGE UNIVERSITY PARTNERS IV, LP

By: Osage University GP IV, LLC, its General Partner

By:	/s/ William Harrington
Name: William Harrington
Title: Managing Member

Address:
Email:
Amended and Restated Shareholders’ Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

LONGITUDE VENTURE PARTNERS V, L.P., a Delaware limited partnership

By: Longitude Capital Partners V, LLC, its general partner

By:	/s/ Maxwell Bikoff
Name: Maxwell Bikoff
Title: Managing Director and Authorized Signatory

Address:
Amended and Restated Shareholders’ Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

COÖPERATIEVE GILDE HEALTHCARE VG VI U.A.

By:	/s/ Edwin de Graaf
Name: Edwin de Graaf
Title: Managing Partner

By:	/s/ Pieter van der Meer
Name: Pieter van der Meer
Title: Managing Partner

Address:
Amended and Restated Shareholders’ Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

ACTION POTENTIAL VENTURE CAPITAL LIMITED

By:	/s/ Subesh Williams
Name: Subesh Williams, Director
Title: APVC Director

Address:
Amended and Restated Shareholders’ Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

CURNES FUND 2001

By:	/s/ Bunker Curnes
Name: Bunker Curnes
Title: Manager

Address:
Amended and Restated Shareholders’ Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

EXCELLER HUNT MICROTRANSPONDER 2017, LP

By:	/s/ Bunker Curnes
Name: Bunker Curnes
Title: Manager

Address:
Amended and Restated Shareholders’ Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

GPG BFH, LLC

By:	/s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

Address:

GPG DAIS, LLC

By:	/s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

Address:

GPG PHL, LLC

By:	/s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

Address:

GPG WG, LLC

By:	/s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

Address:
Amended and Restated Shareholders’ Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

GPG CHARLES & POTOMAC, LLC

By:	/s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

Address:

GPG MTI 25, LLC

By:	/s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

Address:
Amended and Restated Shareholders’ Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

GPG HEALTHCARE OPPORTUNITIES FUND II, LLC

By:	/s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

Address:

GPG GR, LLC

By:	/s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

Address:

GPG SC, LLC

By:	/s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

Address:

GPG MTI 22, LLC

By:	/s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

Address:
Amended and Restated Shareholders’ Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

GPG HEALTHCARE OPPORTUNITIES FUND, LLC

By:	/s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

Address:

GPG JCT, LLC

By:	/s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

Address:

GPG MTI 3-17 INVESTMENT, LLC

By:	/s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

Address:

GPG RM INVESTMENT, LLC

By:	/s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

Address:
Amended and Restated Shareholders’ Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

HTX MCT1 0320 INVESTMENT, LLC

By:	/s/ Daniel S. Parsley
Name: Daniel S. Parsley
Title: Manager

Address:

HTX MCT2 0221 INVESTMENT, LLC

By:	/s/ Daniel S. Parsley
Name: Daniel S. Parsley
Title: Manager

Address:

HTX MCT3 0322 INVESTMENT, LLC

By:	/s/ Daniel S. Parsley
Name: Daniel S. Parsley
Title: Manager

Address:
Amended and Restated Shareholders’ Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

LYDA HUNT - BUNKER TRUST - ELIZABETH H CURNES

By:	/s/ Houston Hunt
Name: Houston Hunt
Title: Trustee

Address:
Amended and Restated Shareholders’ Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

MICRO TI INVESTMENT 2, LLC

By:	/s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

Address:

MICRO TI INVESTMENT LLC

By:	/s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

Address:

MTI 2015 INVESTMENT, LLC

By:	/s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

Address:
Amended and Restated Shareholders’ Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

MTI 20 INVESTMENT, LLC

By:	/s/ Gilbert G. Garcia II
Name: Gilbert G. Garcia II
Title: Manager

Address:
Amended and Restated Shareholders’ Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

By:	/s/ Nelson Bunker Curnes
Name: Nelson Bunker Curnes

Address:
Amended and Restated Shareholders’ Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

By:	/s/ Richard Foust
Name: Richard Foust

Address:
Amended and Restated Shareholders’ Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

By:	/s/ Thomas Jordan Curnes II
Name: Thomas Jordan Curnes II

Address:
Amended and Restated Shareholders’ Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

THUNDERHEAD INVESTMENTS, LLC

By:	/s/ Thomas Curnes
Name: Thomas Curnes
Title: Trustee of NBC Trust, partner

Address:
Amended and Restated Shareholders’ Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

TJC THANKSGIVING TRUST

By:	/s/ Thomas Curnes
Name: Thomas Curnes
Title: Trustee of NBC Trust, partner

Address:
Amended and Restated Shareholders’ Agreement Signature Page

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SHAREHOLDERS:

VERTICAL GP-12, LLC

By:	/s/ Jack Lasersohn
Name: Jack Lasersohn
Title: Manager

Address:
Email:
Amended and Restated Shareholders’ Agreement Signature Page